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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            _______________________

                                   FORM 8-A

                   FOR THE REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(B) OR 12(G)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                            STANDARD PACIFIC CORP.

            (Exact name of registrant as specified in its charter)

               DELAWARE                                          33-0475989
(State of incorporation or organization)                      (I.R.S. Employer
                                                            Identification No.)

      1565 WEST MACARTHUR BOULEVARD
         COSTA MESA, CALIFORNIA                                     92626
(Address of principal executive offices)                         (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box.[X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box.[_]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

       TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
       -------------------                       ------------------------------

  $ 100,000,000 principal amount                    New York Stock Exchange
  of 8 1/2% Senior Notes due 2007


     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: NONE
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                            STANDARD PACIFIC CORP.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
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          The information required by Item 202 of Regulation S-K is set forth in full under the caption "Description of Notes" in the Prospectus Supplement dated June 12, 1997 and under the caption "Description of the Debt Securities" in the Prospectus dated June 12, 1997, each of which were filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, on June 13, 1997, in connection with the Registration Statement on Form S-3, as amended, of Standard Pacific Corp. (Registration No. 33-45271) and by this reference incorporated herein and made a part hereof.

ITEM 2.   EXHIBITS
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                         Exhibit
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          1.1            Senior Debt Securities Indenture, dated as of April 1,
                         1992, by and between Standard Pacific Corp. and U.S. Trust Company of New York, Trustee, incorporated by reference to Exhibit 4 to Standard Pacific Corp.'s Current Report on Form 8-K dated February 24, 1993.

          1.2            Form of Officers' Certificate of Registrant.
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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        STANDARD PACIFIC CORP.

Dated: June 11, 1997                    By: /s/ Andrew H. Parnes
                                           ---------------------------------
                                                Andrew H. Parnes
                                           Vice President-Finance, Treasurer
                                           and Chief Financial Officer
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                                 EXHIBIT INDEX

EXHIBIT                                                       SEQUENTIALLY
NUMBER                                                        NUMBERED PAGE
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1.1            Senior Debt Securities Indenture, dated
               as of April 1, 1992, by and between
               Standard Pacific Corp. and U.S. Trust
               Company of New York, Trustee, incorporated by reference to Exhibit 4 to Standard
               Pacific Corp.'s Current Report on Form 8-K dated February 24, 1993.

1.2            Form of Officers' Certificate of Registrant.